Exhibit 99.3

Optimizing Operations to Drive Growth Jim Davis Executive Vice President, General Diagnostics

SAFE HARBOR DISCLOSURE The statements in the following presentations which are not historical facts may be forward - looking statements . Readers are cautioned not to place undue reliance on forward - looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different . Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID - 19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10 - K and in any of the company's subsequently filed Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports . The Company continues to believe that the impact of the COVID - 19 pandemic on future operating results, cash flows and/or its financial condition will be primarily driven by : the pandemic’s severity and duration ; healthcare insurer, government and client payer reimbursement rates for COVID - 19 molecular tests ; the pandemic’s impact on the U . S . healthcare system and the U . S . economy ; and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic which are drivers beyond the Company’s knowledge and control .

What you’ll hear today Quest’s role in the pandemic and opportunities ahead Operational excellence drives improved health outcomes and cost savings Enhancements in the consumer and provider journeys Opportunities to continue generating 3% annual savings

Timeline and major accomplishments 10M 20M 40M 1.5M Feb May Jan Nov Quest PCR test live Mar Aug Jun Pooling operational Serology launch 200k/day capacity Rapid antigen test Partners: Walmart, CVS, HHS University programs Apr Jul Sep Oct Dec Serology Molecular Quest Volume Quest Milestones

From crisis response to returning to life Health Care Professionals Health Systems Health Plans Traditional and n ew s egments Government Employers Consumers Education Travel, Sports & Entertainment .

Affordable "Return-to-School" solutions represent a large opportunity

Est. K-12 Student and Faculty



Teachers & Staff
~8M
~40M
K-8 Students
~65M
~17M
9th–12th Students

Public School Districts:	~13,500
Elementary Schools:	~98,000
Secondary Schools:	~30,000

Existing Federal Funds	**$650M**
Stimulus Package	**$130B**

The potential Federal funding could provide daily surveillance testing for each K-12 student, faculty and staff using 10:1 pod pooling

Quest Diagnostics

We have made ~$40M in capital investments to expand COVID - 19 testing capacity… Roche Cobas 6800/8800 Hologic Panther Extraction Hamilton / Roche ABI LDT Latest Technologies Expands Molecular Capability Beyond COVID - 19 Optimized Across Lab Network

…which will be redeployed to grow our base business

Instrument		Fleet Size	Strategy
Hologic Panther		**~85**	• As COVID needs decline, retire ~80 Tigris units • Migrate to Panther fleet • Expand Women's Health and shorten turn-around times
Roche Cobas		**~20**	• Retire older 4800 model units • Realize improved productivity and smaller footprint • Anticipate supporting HPV and other tests
Roche MagnaPure		**~50**	• Retire older units • Add capacity to several Lab Developed Tests • Improve testing quality and productivity
Hamilton MagEx		**~15**	• Retain for improved productivity and quality • Expand Lab Developed Test capacity • Reduce overall costs

Quest Diagnostics™

Transparent Digital Convenient Flawless Superior Customer Experience Cost Excellence $ Confidential | Internal Use Only It’s not an “either / or” imperative … We are delivering on BOTH Delivering the promise of a superior customer experience at lower cost

We are driving improved health outcomes and enhancing the customer experience while generating consistent cost savings 72% 80% 2018 2020 Digitizing Orders 20% 45% 2018 2020 Serving Patients Pct. Reqs Electronic Pct. PSC Visits Scheduled ~ 6.5 M ~15M 2018 2020 Digital Engagement MyQuest Users $219 $242 $211 2018 2019 2020 Delivering Results Invigorate Savings, $M • Less wait time • Higher patient satisfaction • Match labor to expected demand • Fewer calls for results • Fewer calls from patient to doctor • Building Consumer brand trust • Reduced errors • Limit rework • Fewer denials • Lower handling cost • Provider and Consumer convenience

Our new flagship lab in Clifton, NJ uses end - to - end automation to empower better health for the East Region >15% Improved Productivity Doubles Average Throughput 30% Greater Capacity Consolidates Three Hub Labs

Ms. Williams, your doctor has placed an order with us. Please click here to make an appointment. Welcome to Quest Diagnostics, Ms. Williams. Ms. Williams, based on your location and preferences, we suggest Friday at 8 AM for your appointment. Can you verify your insurance information so we can check if there will be any out - of - pocket expense? Wed, May 19, 1:34 PM 1 < i QD Order We’re further enhancing our consumer and provider journeys Order Register Visit Process Result Collect DM27

Ms. Williams, your doctor has placed an order with us. Please click here to make an appointment. Welcome to Quest Diagnostics, Ms. Williams. Ms. Williams, based on your location and preferences, we suggest Friday at 8 AM for your appointment. Can you verify your insurance information so we can check if there will be any out - of - pocket expense? Wed, May 19, 1:34 PM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect

Ms. Williams, your doctor has placed an order with us. Please click here to make an appointment. Welcome to Quest Diagnostics, Ms. Williams. Ms. Williams, based on your location and preferences, we suggest Friday at 8 AM for your appointment. Can you verify your insurance information so we can check if there will be any out - of - pocket expense? We estimate your bill at $12.34 for the four tests ordered. Would you like to place a credit card on file for when your claim is processed? 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect make an appointment. Ms. Williams, based on your location and preferences, we suggest Friday at 8 AM for your appointment. Can you verify your insurance information so we can check if there will be any out - of - pocket expense? We estimate your bill at $12.34 for the four tests ordered. Would you like to place a credit card on file for when your claim is processed? Good Morning Ms. Williams, tomorrow is your appointment at 8 AM at Jersey City PSC. Thu, May 20, 8:30 AM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect we can check if there will be any out - of - pocket expense? We estimate your bill at $12.34 for the four tests ordered. Would you like to place a credit card on file for when your claim is processed? Good Morning Ms. Williams, tomorrow is your appointment at 8 AM at Jersey City PSC. Please click here to confirm. Please don’t forget to fast after 10 PM for your Lipid panel test. Ms. Williams, your specimen arrived in our Clifton Lab. We hope you had a good visit to our Thu, May 20, 8:30 AM Fri, May 21, 3:42 PM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect

Good Morning Ms. Williams, tomorrow is your appointment at 8 AM at Jersey City PSC. Please click here to confirm. Please don’t forget to fast after 10 PM for your Lipid panel test. Ms. Williams, your specimen arrived in our Clifton Lab. We hope you had a good visit to our Jersey City PSC. Please click here to provide feedback. Ms. Williams, your tests have been completed. Please go to your myQuest app to see Thu, May 20, 8:30 AM Fri, May 21, 3:42 PM Sat, May 22, 8:00 AM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect confirm. Please don’t forget to fast after 10 PM for your Lipid panel test. Ms. Williams, your specimen arrived in our Clifton Lab. We hope you had a good visit to our Jersey City PSC. Please click here to provide feedback. Ms. Williams, your tests have been completed. Please go to your myQuest app to see your results. Your claim has been processed by your Health Plan. Your Health Plan paid $78, Fri, May 21, 3:42 PM Sat, May 22, 8:00 AM Mon, May 24, 11:18 AM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect feedback. Ms. Williams, your tests have been completed. Please go to your myQuest app to see your results. Your claim has been processed by your Health Plan. Your Health Plan paid $78, leaving a patient balance of $12. We have automatically charged your card on file. Sat, May 22, 8:00 AM Mon, May 24, 11:18 AM 1 < i QD Order We’re further enhancing our consumer and provider journeys Register Visit Process Result Collect

We’re further enhancing our consumer and provider journeys Dr. Brown: Ms. Williams completed her PSC visit. Her specimen is in our Clifton Lab and her results will be ready by 8 AM tomorrow. Fri, May 21 8:09 AM Dr. Brown: The test results from Ms. Williams’ are complete and have been uploaded to your EMR. Sat, May 22 8:00 AM Dr. Brown: Based on the glucose result you may want to consider an A1C test. Sat, May 22 8:01 AM Order Register Visit Process Result Insight Dr. Brown: Thank you for your order. One of the four tests ordered is missing a diagnostic code. Can you please provide? Wed, May 19 1:34 PM DM23 DM26

We continuously improve our operations while aiming to deliver 3% savings each year $ 1 2 Reduce Denials and Patient Concessions Digital Experience Standardize, Optimize & Automate Continuous Improvement 4 3 • ABN & AWN capture • Denial reduction • Pre - authorization of high - value tests • Easy payment • Core competency in continuous i mprovement • Footprint reductions • Increased productivity • Faster turn - around time • Regional lab standardization • Robotic process a utomation • Material handling automation • Supplier optimization • Expanding CoPa n • Atellica platform deployed • Electronic orders • Online specimen p ickup • Digitized client supply orders • E - order verification $600 - 700M Savings o ver the next 3 years

Quest is driving a more sustainable future through our Environmental, Social and Governance Framework Test Order Collect Transport Result Dispose

Key Takeaways Quest plays a key role in the pandemic with opportunities to reopen schools and “return - to - life” Investments to support COVID - 19 testing will be used to serve other needs and improve service We continue to invest in both the consumer and provider journeys Proven track record of achieving our annual 3% savings with more opportunities ahead